UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 9, 2008 the Registrant reached an agreement with Mr. Kris Sennesael to employ him as the Vice President and Chief Financial Officer of the Registrant, effective January 5, 2009.

Prior to joining the Registrant, Kris Sennesael served as Vice President, Operations Finance at ON Semiconductor Corporation (ON Semiconductor), a multi-billion dollar semiconductor supplier from March 2008 to the present. From 2002 until March 2008 he served in the same role at AMI Semiconductor, Inc. (AMIS), prior to the company’s merger with ON Semiconductor. During his tenure at AMIS, he also served as Vice President of Finance and Chief Financial Officer, Europe. Earlier, Mr. Sennesael was Chief Financial Officer of Alcatel Microelectronics (Belgium) and Chief Financial Officer of Alcatel Russia.

Pursuant to the terms of his offer letter dated December 8, 2008 (the "Letter"), which was authorized by the Registrant’s Compensation Committee, Mr. Sennesael will receive an annual salary of $300,000 and an annual target bonus of 75% of base annual salary pursuant to the Registrant’s management incentive plan. Mr. Sennesael will also be granted 100,000 inducement stock options on the first date of his employment and a quarterly award of 18,750 stock appreciation rights ("SARS") on the same schedule as SARS are awarded to the Registrant’s Directors beginning in January 2010. All inducement stock options vest at a rate of 20% per year on each yearly anniversary of the grant date and all SARS vest at a rate of 25% per year on each yearly anniversary of the grant date, provided Mr. Sennesael continues to be employed on the vesting date. Mr. Sennesael will also receive on his first date of employment a $100,000 signing bonus in restricted stock of the Registrant vesting at the rate of 25% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and 50% on the fourth anniversary of the grant date, provided Mr. Sennesael continues to be employed on the applicable vesting dates.

The registrant will also reimburse Mr. Sennesael for certain relocation expenses in connection with him relocating from Phoenix, Arizona to Long Island, New York pursuant to the Company’s relocation program administered by Paragon Relocation Resources. In the event Mr. Sennesael voluntarily resigns from the Registrant within four years after the first date of his employment, he will be obligated to pay immediately to the Registrant a prorated portion, based on the date of his departure, of the taxable relocation payments he received from the Registrant. The taxable relocation costs are earned out by Mr. Sennesael at the rate of 25% for each year of completed service. In the event Mr. Sennesael’s employment is terminated by the Registrant for a required Relocation or Other Events as defined in the Registrant’s Severance Plan, he shall receive a benefit equal to one year’s salary and the other benefits set forth in the Severance Plan. In the event of a Change of Control as defined in the Severance Plan, Mr. Sennesael’s outstanding stock options and SARS shall immediately vest.

The Registrant does not anticipate that any compensation received by Mr. Sennesael in excess of $1,000,000 for any fiscal year of the Registrant will be deductible by the Registrant. Mr. Sennesael is entitled to four weeks vacation under the Letter.

Mr. Sennesael and the Registrant also executed the Registrant’s standard Form of Indemnity Agreement, previously described and disclosed as Exhibit 10.1 to the Form 8-k filed by the Registrant on November 23, 2005.

The description of the Letter is qualified in its entirety by the full text of the Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 10, 2008 the Registrant issued a press release announcing the appointment of Mr. Sennesael as set forth in Item 5.02 of this Form 8-K. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1* Letter Agreement between Standard Microsystems Corporation and Kris Sennesael dated December 8, 2008.

99.1 Press Release dated December 10, 2008.

*indicates a management or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

December 10, 2008	By:	/s/ Christine King

Name: Christine King
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Standard Microsystems Corporation and Kris Sennesael dated December 8, 2008.
99.1	Press Release dated December 10, 2008.